FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017
Attn: The Bank of New York Trust Company, N.A.
213-630-6205
(Name, address and telephone number of agent for service)

Waste Management, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1309529 (I.R.S. employer identification no.)

1001 Fannin Street, Suite 4000 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Debt Securities

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 25th day of February, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Marcella Burgess
	Name:	Marcella Burgess
	Title:	Assistant Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Waste Management, Inc., The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Marcella Burgess
Marcella Burgess
Assistant Vice President

Houston, Texas
February 25, 2008

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business September 30, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	11,268
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	115,996
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,900
Securities purchased under agreements to resell	108,174
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,972
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	871,685
Other Intangible Assets	308,586
Other assets	148,668

Total assets	$1,627,289

1

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	2,567
Noninterest-bearing	2,567
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	168,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	148,215
Total liabilities	319,473
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	184,893
Accumulated other comprehensive income	403
Other equity capital components	0
Total equity capital	1,307,816

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,627,289

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Karen Bayz	)	Vice President
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)

2